EXHIBIT 2

INTEL CORPORATION

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Susie Giordano and Allon Stabinsky, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact with full power to execute and file with the Securities and Exchange Commission and any stock exchange or similar authority, any report required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934 (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto said attorney-in-fact the power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person to whom power of attorney has been hereby granted ceases to be an employee of Intel Corporation.

The undersigned has caused this Power of Attorney to be executed as of February 12, 2019.

INTEL CORPORATION

By:	/s/ Robert H. Swan
Robert H. Swan
Chief Executive Officer